EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of CoastalSouth Bancshares, Inc. of our report dated March 5, 2025, relating to the consolidated financial statements of CoastalSouth Bancshares, Inc. and Subsidiary ("the Company") as of and for the year ending December 31, 2024, which appears in the Company's Prospectus dated July 1, 2025 included in the Registration Statement on Form S-1 (File No. 333-287854).

/s/ Elliott Davis, LLC

Greenville, South Carolina

July 3, 2025